EXHIBIT 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Tecnomatix Technologies Ltd.:


We hereby consent to the incorporation by reference in the Registration Statement on Form F-3, as amended, and the related prospectus of Tecnomatix Technologies Ltd. for the registration of 957,823 of its ordinary shares of our report dated February 3, 2003, except for note 6, which is as of March 17, 2003, with respect to the consolidated balance sheets of USDATA Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholder's equity (deficit) and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2002; which report appears in the Annual Report on Form 20-F of Tecnomatix Technologies Ltd. for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 31, 2004, as amended pursuant to Amendment No. 1, filed with the Securities and Exchange Commission on June 22, 2004, and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ KPMG LLP

Dallas, Texas
September 17, 2004